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                                                                      Ex-99.a(2)

                         MERRILL LYNCH PRIME FUND, INC.

                             ARTICLES OF AMENDMENT


       MERRILL LYNCH PRIME FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
       FIRST:    The charter of the Corporation is hereby amended by
  striking out Article V of the Articles of Incorporation and inserting in lieu thereof the following:

                                   ARTICLE V

                                 CAPITAL STOCK

            (1) The total number of shares of capital stock which the Corporation shall have authority to issue is one Billion (1,000,000,000) shares, all of one class called Common Stock, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Million Dollars ($100,000,000).

            (2) The Board of Directors may classify and
            reclassify any unissued shares of capital stock
            into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.
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             (3) Unless otherwise expressly provided in the
             charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

             (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or,series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in addition to a general vote of all classes and series as described above.

             (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).




                                       2.
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            (6) Unless otherwise expressly provided in the
            charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

            (7) Any fractional shares shall carry
            proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

            (8) All persons who shall atquire capital stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.
      SECOND:   The board of directors of the Corporation, by
 unanimous written consent dated as of October 27, 1989, pursuant to section 2-408 of the Corporations and Associations Article of the Annotated Code of Maryland, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that such amendment to the charter as proposed was advisable and directing that it be submitted for action thereon by the sole stockholder of the Corporation.





                                       3.

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        THIRD:     That the foregoing amendment has been consented to
  and authorized by the holder of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.
       FOURTH:    The amendment to the charter of the Corporation as
  hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the corporation.
       FIFTH:     (a) The total number of shares of stock which the
  corporation was heretofore authorized to issue is Two Hundred Million (200,000,000) shares, all of one class, of the par value of Ten Cents ($.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000).
                  (b) The total number of shares of stock is
  increased by this amendment to One Billion (1,000,000,000) shares all of one class, of the par value of Ten Cents ($.10) per share, and of the aggregate par value of One Hundred Million Dollars ($100,000,000).





                                       4.
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       IN WITNESS WHEREOF, the Corporation has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary on October 31, 1989.


                          MERRILL LYNCH PRIME FUND, INC.


                          By   /s/ ARTHUR ZEIKEL
                             ---------------------------------
                                Arthur Zeikel, President





Attest:



/s/ ROBERT HARRIS
------------------------------
    Robert Harris, Secretary





                                       5.

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        THE UNDERSIGNED, President of MERRILL LYNCH PRIME FUND, INC.,
  who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                  /s/ ARTHUR ZEIKEL
                                  ----------------------------
                                   Arthur Zeikel, President





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